AMENDMENT to
                   Hotel Restaurant Properties, Inc. Agreement


1.   Identification and Parties.

         This Amendment ("Amendment") is entered into this 27th day of July, 2001 by and among HOTEL RESTAURANT PROPERTIES, INC., a California corporation and HOTEL RESTAURANT PROPERTIES II, a California corporation (together "Owner"), and GRILL CONCEPTS, INC., a Delaware corporation ("Manager").

2.   Recitals.

          2.1 Hotel Restaurant Properties, Inc., a California corporation, and Manager entered into that certain agreement for the management, lease, and/or licensing of Manager's restaurants within hotel locations dated August 27, 1998, as amended by a certain letter agreement incorrectly dated August 10, 1998, but entered into August 27, 1998, and as further amended by that certain letter agreement dated May 11, 1999 (together herein the "Agreement").

         The parties desire to enter into this Amendment to add Hotel Restaurant Properties II, Inc. as a party to the Agreement, to add the Registration Rights Agreement, and to modify certain terms of the Agreement due to the investment by Starwood Hotels and Resorts Worldwide, Inc. ("Starwood") in Manager.

          2.2 All defined terms herein shall have the meaning set forth in the Agreement or this Amendment.

3.   Certain Definitions.

         The following terms as used in this Amendment have the meaning set forth below:

          3.1 Burbank Fees. Burbank Fees shall mean the sum of the Basic Fee and Incentive Fee for any calendar year (or if the period is less than a calendar year, on a prorated basis) as defined within the Daily Grill Hotel Management Agreement between Hotel Restaurant Properties, Inc. and SCH Burbank LLC dated May 13, 1998 ("Burbank Agreement").

          3.2 Georgetown Fees. Georgetown Fees shall mean the sum of the Basic Fee and Incentive Fee for any calendar year (or if the period is less than a calendar year, on a prorated basis) as defined within the Daily Grill Restaurant Management Agreement between Hotel Restaurant Properties, Inc. and CapStar Georgetown Company, L.L.C. dated May 13, 1998.

          3.3 SJ Hilton Fees. SJ Hilton Fees shall mean the Management Fees for any calendar year (or if the period is less than a calendar year, on a prorated basis) as defined within the Daily Grill Restaurant Management Agreement between Manager and The Hilton Hotel dated February 20, 1998.

          3.4 Development Agreement. The Development Agreement shall mean the Development Agreement between Manager and Starwood, dated July ____, 2001.

          3.5 HRP Maximum. The HRP Maximum shall mean an amount equal to $400,000 plus (50% x 25% x [Burbank Fees + Georgetown Fees + SJ Hilton Fees]). The HRP Maximum shall not apply to any HRP revenue generated from a termination fee or similar payment resulting from the early termination of any Managed Outlet agreement before its full term.

         For the purpose of example only, if per Section 8.3 of the Burbank Agreement, the Termination Payment and other early termination payments were equal to $500,000 ("Early Termination Income") and HRP Income (as defined in
Section 3.11 below) excluding the Early Termination Income is $300,000, HRP would receive a total of $800,000 and would not be subject to the HRP Maximum unless the HRP Income excluding the Early Termination Income exceeded the HRP Maximum.

          3.6 HRP Monthly Maximum. The HRP Monthly Maximum shall mean an amount equal to $33,333 plus (50% x 25% x [Burbank Fees + Georgetown Fees + SJ Hilton Fees]). The HRP Monthly Maximum shall not apply to any HRP revenue generated from a termination fee or similar payment resulting from the early termination of any Managed Outlet agreement before its full term.

          3.7 AGP Maximum. The AGP Maximum shall mean an amount equal to [$400,000 plus (50% x 25% x Georgetown Fees)] times the Multiple.


(1) in the case of an Owner Reorganization, the lesser of: (i) 87.5% multiplied by [the Closing Price of Manager's Common Stock divided by "EBITDA per share" (which shall be calculated by Manager in accordance with past accounting and financial reporting practices)] or (ii) ten (10); or

(2)  in the other cases shall mean ten (10).

     The reference to "cash flow per share" in Section 10.1(c)(ii) of the Agreement shall be replaced with "EBITDA per share" as defined above.

          3.9 HRP I Managed Outlets. HRP I Managed Outlets shall mean the following Managed Outlets: the Burbank Hilton, San Jose Hilton, and Georgetown Inn.

          3.10 HRP II Managed Outlets. HRP II Managed Outlets shall mean all Managed Outlets other than the HRP I Managed Outlets.

          3.11 HRP Income. Per the terms of the Agreement, HRP Income shall mean Net Income After Manager Loan Payback after maintaining reasonable reserves multiplied by 25%.

          3.12 Encumbered Outlet. For the purpose of this Amendment, an Encumbered Outlet shall mean any Managed Outlet with a principle balance outstanding on a Manager Loan and/or a Third Party Loan related to such Outlet.

          3.13 Owner Included Outlets. Owner Included Outlets shall mean all Managed Outlets excluding all Encumbered Outlets.

          3.14 Owner's Share. Owner's Share shall mean the Operating Income (as defined within Section 3.12 of the Agreement) multiplied by 25% for all Owner Included Outlets.

4.   Hotel Restaurant Properties II, Inc.

     By their execution hereof Hotel Restaurant Properties, Inc., Hotel Restaurant Properties II, Inc. and Manager hereby amend the Agreement to add Hotel Restaurant Properties II, Inc. as a party to the Agreement and this Amendment. Although Hotel Restaurant Properties, Inc. will own the HRP I Managed Outlets and Hotel Restaurant Properties II, Inc. will own the HRP II Managed Outlets, for purposes of this agreement, Hotel Restaurant Properties, Inc. and Hotel Restaurant Properties II, Inc. shall be treated as one entity, and the terms of this Amendment and the Agreement apply as if they were one entity. Notwithstanding the foregoing, Manager shall be entitled to treat Hotel
Restaurant Properties, Inc. as the sole "Owner" for all purposes of the Agreement and this Amendment, including, without limitation, for purposes of making any payments, issuing stock certificates and delivering notices required pursuant to the terms of the Agreement and this Amendment. Manager shall not be responsible for the allocation, as between Hotel Restaurant Properties, Inc. and Hotel Restaurant Properties II, Inc., of any amounts payable or shares issuable to the Owner hereunder or under the Agreement.

5.   License Agreements.

         In recognition of the parties' intent that the Agreement apply to license agreements in addition to leases and management agreements between Manager and hotels or other approved locations that Manager and Owner agree to enter into pursuant to the Agreement, all references throughout the Agreement to "lease or manage" and "lease or management" shall be amended to read "lease, license or manage" and "lease, license or management", respectively. By way of example, and without limitation, references to "lease or manage" in Section 3.3 and to "lease or management" in Sections 3.7, 4.1, 6.1, 8.1 and 11 shall be amended as provided in the preceding sentence. The phrase "expenditure required by the agreement" in the first sentence of Section 3.7 shall be amended to read "expenditure required to be made under the relevant lease, license or management agreement".

6.   Starwood Amendments.

     6.1 The amendments in this Section 6 shall be in force and effective at all times during the period commencing on the date of this Amendment and ending on the date as of which Manager's exclusivity obligations in Section 3 of the Development Agreement expire; provided that if such exclusivity obligations remain in force and effective for a period of five (5) consecutive years after the date hereof, then the amendments in this Section 6 shall remain in force and effective until such time as the Agreement (as it may be amended from time to time) expires or is terminated pursuant to its terms.

          6.2 Section 3.12 of the Agreement is hereby amended by adding the following at the end thereof:

         For purposes of any license  agreement  or  management  agreement  with
Starwood, the parties acknowledge and agree that Owner shall not make any distributions prior to payment to Manager of the Incentive Fee, other than payment of the Base Overhead Fee to Manager (as amended in the May 11, 1999 letter to be $20,000 annually per site) and any Owner Operating Expenses reimbursed to Owner.

          6.3 Section 5.1 of the Agreement is hereby amended by adding a new lead-in sentence thereto that reads as follows:

         Manager's duties as specified in this Section 5 are subject in their entirety to negotiation on a site-by-site basis and to the terms of any definitive lease, license or management agreement entered into by Manager with respect to any Managed Outlet.

          6.4 Section 9.2 of the Agreement is hereby amended by adding at the end thereof the following:

         Notwithstanding the foregoing, for the purpose of determining Owner's and Manager's distributions, in any month: (a) if the Owner's Share, as defined above, is greater than the HRP Monthly Maximum, then the following distributions shall be made:

(i)  Owner shall receive the HRP Monthly Maximum ("Owner Monthly Payment"); and

(ii) Manager shall receive Manager's Incentive Fee with regard to the Owner Included Outlets plus the Owner's Share less the HRP Monthly Maximum; and

(iii)Manager shall also receive 100% of the Operating Income (as defined within Section 3.12 of the Agreement) with regard to the Encumbered Outlets. All distributions of Operating Income to the Manager from any Encumbered Outlet shall first be applied to the reduction of the Manager Loan and/or Third Party Loan principal balance outstanding with regard to such Encumbered Outlet(s); and

     (b) if the Owner's Share, as defined above, is less than the HRP Monthly Maximum, then the following distributions shall be made:

     (i) Manager shall receive 75%, and Owner shall receive 25%, of the Operating Income with regard to the Owner Included Outlets; and

     (ii) Manager shall receive 100% of the Operating Income with regard to the Encumbered Outlets; provided that if all Manager Loans and Third Party Loans related to any such Encumbered Outlet are fully repaid during any monthly period, then Manager shall receive 75%, and Owner shall receive 25%, of the Operating Income received thereafter during such monthly period with regard to such Encumbered Outlet until the HRP Maximum is paid to Owner.

         At the end of any calendar year, if the Owner's Share calculated for the calendar year is greater than the sum of the Owner Monthly Payments paid to Owner during the calendar year ("Owner Annual Payments"), the Manager's Incentive Fee for current and future months shall be reduced (without repayment) until Owner receives an amount equal to the lesser of (i) the HRP Maximum less the Owner Annual Payments, and (ii) the Owner's Share less the Owner Annual Payments.

         For the purpose of example only, if for a given calendar year, each of the following assumptions were true: the actual Owner Annual Payments equal $350,000, the calculated Owner's Share for all Owner Included Outlets is $500,000, and the HRP Maximum is $450,000; then the Owner would be entitled to a "catch-up" payment equal to the lesser of: (i) $450,000 (HRP Maximum) minus $350,000 (Owner Annual Payments), and (ii) $500,000 (Owner's Share) minus $350,000 (Owner Annual Payments). Based on this example, the Manager's Incentive Fee would be reduced (without repayment) for current and future months until the Owner receives $100,000 from the reduced Manager Incentive Fee.

     6.5 Section l0.l(b)(i) is hereby amended by deleting the formula for AGP set forth therein and replacing it with the following:

     AGP equals 25% x [(OI x Multiple) minus L], except that AGP shall not exceed the AGP Maximum. The balance of Section 10.1(b)(i) shall remain in full force and effect.

     6.6 Section 10.l(h)(iii) is hereby amended by adding the word "bonafide" prior to "liabilities" and by adding the words "incurred by Owner in performing its obligations under this Agreement" after "Owner".

     6.7 Section 10.2(a) of the Agreement is hereby amended by deleting the reference to "If at any time during the term of this Agreement a Change in Control of Manager (as hereinafter defined in this Article 10) is contemplated or occurs" and replacing it with the following:

     Upon a Change in Control of Manager (as hereinafter defined in this Article
10)

     6.8 Section 10.2(b)(i) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Robert Spivak, Michael Weinstock, Richard Shapiro and Lewis Wolff (and his affiliates, including Keith Wolff and the Wolff Revocable Trust of 1993) (whether individually or as a group) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of not less than twenty-five percent (25%) (or, if the acquiror is Starwood, 35%) of either (A) the then outstanding shares of common stock of Manager (the "Outstanding Manager Common Stock") or (B) the combined voting power of the then outstanding voting securities of Manager entitled to vote generally in the election of directors (the "Outstanding Manager Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisition shall not constitute a Change in Control: any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of clause (iii) of this Section 10.2(b); or

     6.9 Section 10.4 of the Agreement is hereby amended by adding at the end thereof the following:

         The Agreed Purchase Price under Section 10.4(ii) of the Agreement shall, under no circumstance, be greater than Four Million Five Hundred Thousand Dollars ($4,500,000).

         6.10 For the purposes of determining Operating Income and any other determination relating to accounting or allocation matters required to be made under the Agreement, all Manager Loans and/or Third Party Loans shall be allocated to the Managed Outlet for which they are incurred.

         7.       Registration Rights Agreement.

         The Registration Rights Agreement referred to in Section 10.3(c) of the Agreement is attached hereto as Exhibit A.

         8.       No Other Amendments.

         Except as set forth herein, the Agreement remains in full force and effect.

         9.       Miscellaneous.

         The provisions of Sections 13.2, 13.4, 13.7 through 13.12 and 13.14 of the Agreement are incorporated herein by reference and made a part hereof mutatis mutandis.

         In witness whereof the parties hereto have executed this Amendment as of the date first above written.

                                     "OWNER"

                                        HOTEL RESTAURANT PROPERTIES, INC.,
                                        a California corporation
                                        By: ___________________________
                                        Keith M. Wolff
                                        Its:     President


                                     "OWNER"

                                        HOTEL RESTAURANT PROPERTIES, INC.,
                                        a California corporation

                                        By: ___________________________
                                        Adam R. Keller
                                        Its:     Secretary


                                     "OWNER"

                                         HOTEL RESTAURANT PROPERTIES II, INC.,
                                         a California corporation

                                         By: ___________________________
                                         Keith M. Wolff
                                         Its:     President


                                    "MANAGER"

                                         GRILL CONCEPTS, INC.,
                                         a Delaware corporation


                                         By: ___________________________
                                             Bob Spivak
                                         Its:     President